UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture Governing 6.50% Senior Secured Notes due 2027

On July 2, 2020, United Airlines, Inc. (“United”) announced the completion of the private offering by Mileage Plus Holdings, LLC (“MPH”), a direct wholly owned subsidiary of United, and Mileage Plus Intellectual Property Assets, Ltd., an indirect wholly owned subsidiary of MPH (“MIPA” and, together with MPH, the “Issuers”) of an aggregate of $3.8 billion principal amount of 6.50% senior secured notes due 2027 (the “Notes”). The Notes are guaranteed by each subsidiary of MPH (collectively, the “MPH Subsidiary Guarantors”), United, United’s parent company, United Airlines Holdings, Inc. (“UAL” and, together with United, the “Parent Guarantors”), and certain subsidiaries of UAL (the “UAL Subsidiary Guarantors” and, collectively with the MPH Subsidiary Guarantors and the Parent Guarantors, the “Guarantors”). The Notes were issued pursuant to an Indenture, dated as of July 2, 2020 (the “Indenture”), among MPH, MIPA, the Guarantors and Wilmington Trust, National Association, as trustee and collateral custodian. MPH and MIPA lent the net proceeds from the offering of the Notes to United, after depositing a portion of such proceeds in a reserve account to cover future interest payments on the Notes.

The Notes will mature on June 20, 2027. The Notes bear interest at a rate of 6.50% per annum, payable in quarterly installments on March 20, June 20, September 20 and December 20 of each year, beginning September 21, 2020 (each a “Payment Date”).

Senior Secured Term Loan Facility

On July 2, 2020, concurrently with the issuance of the Notes, the Issuers and the Guarantors entered into a credit agreement (the “Credit Agreement”) with Goldman Sachs Bank USA, as administrative agent (the “Administrative Agent”), the lenders party thereto, the lead arrangers named therein and Wilmington Trust, National Association, as master collateral agent and collateral administrator. The Credit Agreement provides for a term loan facility in an aggregate principal amount of up to $3.0 billion (the “Term Loan Facility”). On the Closing Date, the Issuers borrowed $3.0 billion in aggregate principal amount under the Term Loan Facility, the proceeds of which MIPA and MPH lent to United, after depositing a portion of such proceeds in a reserve account to cover future interest payments.

The scheduled maturity date of the Term Loan Facility is June 20, 2027. Loans outstanding under the Term Loan Facility will bear interest at a variable rate equal to LIBOR (but not less than 1.0% per annum), plus a margin of 5.25% per annum, payable on each Payment Date.

Terms of the Notes and the Loans under the Term Loan Facility

The terms of the Notes and the loans outstanding under the Term Loan Facility are substantially identical and are described below.

The Notes and the Term Loan Facility will be secured by first-priority security interests in substantially all of the assets of the Issuers, other than excluded property and subject to certain permitted liens (the “Issuer Collateral”), including specified cash accounts that include the accounts into which MileagePlus revenues are or will be paid by United’s marketing partners and by United. The guarantees of the Parent Guarantors will be secured by a first-priority security interest in the equity of MPH and certain other collateral owned by the Parent Guarantors, including the Parent Guarantors’ rights under various intercompany agreements related to the MileagePlus program, in each case, subject to permitted liens (collectively, the “Parent Collateral”). The guarantees of the MPH Subsidiary Guarantors will be secured by first-priority security interests in substantially all of the assets of the MPH Subsidiary Guarantors, other than excluded property and subject to permitted liens (the “Subsidiary Collateral” and, together with the Issuer Collateral and the Parent Collateral, the “Collateral”). The guarantees of the UAL Subsidiary Guarantors will be unsecured.

The Notes and the Term Loan Facility and the guarantees of the MPH Subsidiary Guarantors rank equally in right of payment with all of the Issuers’ and the MPH Subsidiary Guarantors’ existing and future senior indebtedness; are effectively senior to all existing and future indebtedness of the Issuers and the MPH Subsidiary Guarantors that is not secured by a lien, or is secured by a junior-priority lien, on the Collateral, to the extent of the value of the Collateral; are effectively subordinated to any existing or future indebtedness of the Issuers and the MPH Subsidiary Guarantors that is secured by liens on assets that do not constitute part of the Collateral, to the extent of the value of such assets; and rank senior in right of payment to the Issuers’ and the MPH Subsidiary Guarantors’ future subordinated indebtedness. The guarantees of the Parent Guarantors rank equally in right of payment with all of the Parent Guarantors’ existing and future senior indebtedness; are effectively senior to all existing and future indebtedness of the Parent Guarantors that is not secured by a lien, or is secured by a junior-priority lien, on the Parent Collateral, to the extent of the value of the Parent Collateral; are effectively subordinated to any existing or future indebtedness of the Parent Guarantors that is secured by liens on assets other than the Parent Collateral, to the extent of the value of such assets; and rank senior in right of payment to the Parent Guarantors’ future subordinated indebtedness. The guarantees of the UAL Subsidiary Guarantors rank equally in right of payment with all of the UAL Subsidiary Guarantors’ existing and future senior indebtedness; rank senior in right of payment to the UAL Subsidiary Guarantors’ future subordinated indebtedness; and are effectively subordinated to any existing or future secured indebtedness of the UAL Subsidiary Guarantors to the extent of the value of the collateral securing such indebtedness. The Notes, the Term Loan Facility and the guarantees will also be structurally subordinated to all existing and future obligations of UAL’s subsidiaries, other than the Issuers, that do not guarantee the Notes or the Term Loan Facility.

The principal on the Notes will be repaid in quarterly installments of $190.0 million, or 5% of the aggregate principal amount of the Notes, on each Payment Date, beginning on September 20, 2022. The principal on loans outstanding under the Term Loan Facility will be repaid in quarterly installments of $150.0 million, or 5% of the aggregate principal amount of the Term Loan Facility, on each Payment Date, beginning on September 20, 2022. Such amortization payments will be subject to the occurrence of certain early amortization events, including failure to satisfy the Peak Debt Service Coverage Ratio on any Determination Date (as defined in the Indenture and the Credit Agreement). The “Peak Debt Service Coverage Ratio” means the requirement that the debt service coverage ratio shall not be less than (A) so long as the DSCR Step-up Period (as defined in the Indenture and the Credit Agreement) is not in effect, (i) for the Determination Dates in September 2020, December 2020 and March 2021, 0.75 to 1.0; (ii) for the Determination Dates in June 2021, September 2021 and December 2021, 1.0 to 1.0; (iii) for the Determination Dates in March 2022 and June 2022, 1.5 to 1.0; and (iv) for any Determination Date thereafter, 2.0 to 1.0 and (B) for any Determination Date on which a DSCR Step-up Period is in effect, 2.0 to 1.0.

The Issuers, at their option, may redeem some or all of the Notes or the loans outstanding under the Term Loan Facility on or after June 30, 2023 at the redemption prices set forth in the Indenture and the Credit Agreement, respectively. Prior to June 30, 2023, the Issuers may redeem some or all of the Notes or the loans outstanding under the Term Loan Facility at a redemption price equal to 100% of the principal amount of Notes or loans outstanding under the Term Loan Facility being redeemed, plus the “make-whole” premium described in the Indenture and the Credit Agreement, respectively. Upon the occurrence of certain mandatory prepayment events and mandatory repurchase offer events, the Issuers will be required to make a prepayment on the Notes and loans outstanding under the Term Loan Facility, or offer to repurchase the Notes and repay the loans outstanding under the Term Loan Facility, pro rata to the extent of any net cash proceeds received in connection with such events, at a price equal to 100% of the principal amount to be prepaid, plus an applicable premium. In addition, upon a change of control of UAL, the Issuers may be required to make an offer to prepay the Notes and the Term Loan Facility at a price equal to 101% of the respective principal amounts thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture and the Credit Agreement contain certain covenants that limit the ability of the Issuers, their restricted subsidiaries and, in certain circumstances, UAL and United, to, among other things: (i) make restricted payments; (ii) incur additional indebtedness; (iii) enter into certain transactions with affiliates; (iv) create or incur certain liens on the Collateral; (v) merge, consolidate or sell assets; (vi) engage in certain business activities; (vii) sell, transfer or otherwise convey the Collateral; (viii) sell pre-paid miles in excess of $500.0 million in the aggregate; (ix) exit from, terminate or substantially reduce the MileagePlus business or modify the terms of the MileagePlus program, in certain circumstances as may be expected to have a material adverse effect; and (x) terminate, amend, waive, supplement or modify the IP Licenses (as defined below), except under certain circumstances.

The Indenture and the Credit Agreement restrict United’s ability to terminate or modify the intercompany agreements governing the relationship between United and the MileagePlus program, including the agreement governing the rate that United must pay MPH for the purchase of miles and United’s obligation to make certain seat inventory available to MPH for redemption.

The Indenture and the Credit Agreement also require the Issuers and, in certain circumstances, UAL and United, as applicable, to comply with certain affirmative covenants, including depositing Transaction Revenues (as defined in the Indenture and the Credit Agreement) in a revenue account, with amounts to be distributed for the payment of fees, principal and interest on the Notes and the loans outstanding under the Term Loan Facility pursuant to a payment waterfall described in the Indenture and Credit Agreement, respectively, and certain financial reporting requirements. In addition, the Indenture and the Credit Agreement require UAL to maintain minimum liquidity at the end of any business day of at least $2.0 billion.

In connection with the issuance of the Notes and entry into the Credit Agreement, United and MPH contributed to MIPA, which is a newly-formed subsidiary structured to be bankruptcy remote, their respective rights to certain MileagePlus intellectual property, including brands and member data. United and MPH will have the right to use the contributed intellectual property pursuant to a license agreement with MIPA (the “IP License”). The IP License will be terminated, and United’s right to use such intellectual property will cease, upon specified termination events, including, but not limited to, United’s failure to assume the IP License and various related intercompany agreements in a restructuring process. The termination of the IP License would be an event of default under the Indenture and the Credit Agreement and in certain circumstances would trigger a liquidated damages payment in an amount that is several multiples of the principal amount of the Notes and the Term Loan Facility. MIPA and MPH will continue to be wholly-owned subsidiaries of UAL and United, and the MileagePlus program is expected to continue to operate as it has in the past.

Subject to certain materiality thresholds, qualifications, exceptions, “baskets” and grace and cure periods, the Indenture and the Credit Agreement also include certain customary events of default, including payment defaults, covenant defaults, cross-defaults to certain indebtedness, bankruptcy events, and a change of control of an Issuer. Upon the occurrence of an event of default, at the discretion of the Permitted Noteholders (as defined in the Indenture), the outstanding obligations under the Indenture may be accelerated and become due and payable immediately, and at the discretion of the Required Lenders (as defined in the Credit Agreement), the outstanding obligations under the Credit Agreement may be accelerated and become due and payable immediately.

The Credit Agreement also includes certain customary representations and warranties. The statements embodied in those representations and warranties were made for purposes of the contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract.  In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described under Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
4.1*	Indenture, dated as of July 2, 2020, by and among Mileage Plus Holdings, LLC, Mileage Plus Intellectual Property Assets, Ltd., the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral custodian, governing the 6.50% Senior Secured Notes due 2027.
4.2	Form of 6.50% Senior Secured Notes due 2027 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).
10.1*	Credit Agreement, dated as of July 2, 2020, by and among Mileage Plus Holdings, LLC, Mileage Plus Intellectual Property Assets, Ltd., the guarantors named therein, the lenders named therein, the lead arrangers named therein, Goldman Sachs Bank USA, as administrative agent, and Wilmington Trust, National Association, as master collateral agent and collateral administrator.
99.1	Press Release issued by United Airlines, Inc. dated July 2, 2020
101	Cover Page Interactive Data—the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*       Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Gerald Laderman
Name:	Gerald Laderman
Title:	Executive Vice President and Chief Financial Officer

Date: July 2, 2020